EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Amendment No. 1 to Form S-1 Registration Statement of XR Energy, Inc. of my report dated May 14, 2012 relating to the audit of the financial statements of XR Energy, Inc. as of December 31, 2011 and 2010 and for the years then ended.

I also consent to the use of the firm’s name in the EXPERTS paragraph of the Registration Statement.

/S/ Michael T. Studer CPA P.C.
Michael T. Studer CPA P.C.
Freeport, New York
May 14, 2012